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                                                                   Exhibit 12(c)


                       PPL MONTANA, LLC AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Millions of Dollars)

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
                                                                                                         12 Months Ended
                                                                                                         ---------------
                                                                                                June 30, 2001      December 31, 2000
                                                                                                -------------      -----------------
Fixed charges, as defined:
   Interest expense on credit facility......................................................      $       1            $       16
   Amortization of financing costs..........................................................              2                     3
   Amortization of wholesale energy commitments.............................................              7                     7
   Interest with rental expense.............................................................             15                     6
                                                                                                  ---------            ----------

         Total fixed charges................................................................      $      25            $       32
                                                                                                  =========            ==========

Earnings, as defined:
   Net income...............................................................................            181                    88
                                                                                                  ---------            ----------

Add (Deduct):
   Income taxes.............................................................................            118                    58

   Total fixed charges as above.............................................................             25                    32
                                                                                                  ---------            ----------

           Total earnings...................................................................      $     324            $      178
                                                                                                  =========            ==========

Ratio of earnings to fixed charges..........................................................          12.96                  5.56
                                                                                                  =========            ==========
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